                                                                    EXHIBIT 99.1

NEWS                                                                  [AIG LOGO]


Contact: Charlene  Hamrah (Investment Community)
         (212) 770-7074
         Joe Norton (News Media)
         (212) 770-3144


                AIG FILES THIRD QUARTER 2005 REPORT ON FORM 10-Q

           AND REPORTS THIRD QUARTER 2005 NET INCOME OF $1.72 BILLION

NEW YORK, NY, November 14, 2005 - American International Group, Inc. (AIG) announced today that it has filed its Quarterly Report on Form 10-Q for the period ended September 30, 2005 with the Securities and Exchange Commission. Information from prior periods included in the Form 10-Q has been restated.

         Third quarter 2005 net income was $1.72 billion or $0.65 per diluted share, compared to $2.69 billion or $1.02 per diluted share in the third quarter of 2004. These results include after tax net catastrophe related losses of $1.57 billion or $0.60 per diluted share in third quarter 2005 compared to $512 million or $0.19 per diluted share last year.

         Net income for the first nine months of 2005 was $10.02 billion or $3.82 per diluted share, compared to $8.29 billion or $3.14 per diluted share in the first nine months of 2004. These results include after tax net catastrophe related losses per diluted share in 2005 and 2004 of $0.60 and $0.19, respectively.


                                                      THIRD QUARTER
                                       (in millions, except per share amounts)
                                                                                PER DILUTED SHARE(a)
                                                                         ----------------------------------
                                        2005        2004                 2005         2004
                                                 (Restated)   Change                (Restated)     Change
-----------------------------------------------------------------------------------------------------------
Net income .........................   $1,717      $2,685     (36.1)%    $0.65         $1.02       (36.3)%

Realized capital gains
  (losses), net of tax .............       54         (45)       --       0.02         (0.01)         --

FAS 133 gains (losses),
  excluding realized capital
  gains (losses), net of
  tax(b) ...........................     (134)        390        --      (0.05)         0.14          --

Adjusted net income(c) .............    1,797       2,340     (23.2)%     0.68          0.89       (23.6)%

Effect of catastrophe related
  losses, net of tax, on
  income ...........................   $1,569      $  512        --      $0.60         $0.19          --

Average shares outstanding .........                                     2,624         2,638

                                                        NINE MONTHS
                                       (in millions, except per share amounts)
                                                                                PER DILUTED SHARE(a)
                                                                         ----------------------------------
                                        2005        2004                  2005         2004
                                                 (Restated)   Change                (Restated)     Change
-----------------------------------------------------------------------------------------------------------
Net income ........................    $10,023     $8,290     20.9%      $3.82        $ 3.14        21.7%

Realized capital gains
  (losses), net of tax ............        132        (49)      --        0.05         (0.01)         --

FAS 133 gains (losses),
  excluding realized capital
  gains (losses), net of
  tax(b) ..........................      1,599        617       --        0.61          0.23          --

Cumulative effect of an
  accounting change, net
  of tax(d) .......................         --       (144)      --          --         (0.06)         --

Adjusted net income (c) ...........      8,292      7,866      5.4%       3.16          2.98         6.0%

Effect of catastrophe
  related losses, net of
  tax, on income ..................    $ 1,569     $  512       --       $0.60         $0.19          --

Average shares outstanding ........                                      2,624         2,639

----------

(a) Assumes conversion of contingently convertible bonds due to the adoption of EITF Issue No. 04-8 "Accounting Issues Related to Certain Features of Contingently Convertible Debt and the Effect on Diluted Earnings per Share" of $3 million and $8 million, net of tax, for the third quarter and nine months 2005, respectively, compared to $2 million and $8 million, net of tax, for the third quarter and nine months 2004, respectively.

(b) Includes the unrealized gain (loss) attributable to the effect of hedging activities that do not qualify for hedge accounting treatment under FAS 133, including the related foreign exchange gains and losses.

(c) Excludes realized capital gains (losses) which includes pricing net investment gains, cumulative effect of an accounting change and FAS 133, net of tax.

(d) Represents the cumulative effect of an accounting change, net of tax, related to SOP 03-1 "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts".

         Commenting on third quarter results, AIG President and CEO Martin J. Sullivan said "AIG has achieved profitable results even as we sustained $1.57 billion in after tax net catastrophe related losses during the third quarter, which is the most costly quarter for catastrophes ever recorded to date by the property-casualty industry. AIG's net income of $1.72 billion for the third quarter and $10.02 billion for the first nine months is a true reflection of the size, scope, diversity and financial strength of our business. At September 30, 2005, consolidated assets were $843.40 billion and shareholders' equity was $89.28 billion.

         "I am very proud of AIG's employees throughout the world who have been assisting customers, colleagues and others who are in need in the aftermath of hurricanes Katrina, Rita and Wilma as well as the tragic earthquake in India and Pakistan last month.

         "AIG's ability and commitment to continue as the leader in the property-casualty business is unwavering. We are working to provide insurance coverage to those involved in the rebuilding and recovery efforts, and we have the capacity to do so. Although reinsurance capacity could be constrained in the near future, AIG has the capital and financial resources to respond to our customers' needs.

         "Catastrophes reduced AIG's General Insurance results domestically as well as in our foreign operations. Overall, General Insurance had a pretax operating loss in the third quarter of $232 million before realized gains (losses), compared to pretax operating income of $622 million last year. Excluding catastrophe losses, the General Insurance combined ratio in third quarter 2005 improved to 91.61 compared to 93.87 in third quarter 2004. Foreign General had a very strong quarter, with a combined ratio of 92.21, inclusive of
10.41 points for catastrophe related losses. General Insurance cash flow, although somewhat lower than last year, was still strong at $3.17 billion in the quarter and $9.38 billion for the first nine months of 2005. Fourth quarter 2005 after tax net losses arising from Hurricane Wilma, including net reinstatement premium costs, are estimated to be approximately $400 million.

         "Life Insurance & Retirement Services third quarter 2005 operating income before realized capital gains (losses) and including pricing net investment gains increased 12.9 percent. Our Foreign Life Insurance & Retirement Services businesses again produced excellent results. Japan and China had strong first year premium growth in the quarter. Domestically, term and universal life insurance had solid growth with good performance through the independent distribution channels. Although Domestic Retirement Services sales continue to be adversely affected by the interest rate environment and lackluster equity markets, operating income in the group retirement and individual fixed annuity businesses improved as a result of stronger investment income.

         "Third quarter 2005 Financial Services operating income before the effect of FAS 133 declined 3.1 percent compared to third quarter 2004. Excluding the $62 million third quarter 2005 pretax catastrophe related losses in the domestic Consumer Finance operations, Financial Services operating income increased 6.9 percent before the effect of FAS 133. The global Consumer Finance business continued its strong receivables growth, with operating income increasing 25.0 percent excluding the catastrophe losses. Capital Markets operating income before the effect of FAS 133 increased 2.8 percent. Capital Markets experienced improved transaction flow in its credit, commodities and energy products with results reflecting a more favorable customer sentiment during the quarter than earlier in the year. ILFC is continuing to experience strong demand and an overall strengthening of lease rates. These positive factors were offset by a $15 million charge related to receivables from restructured leases and increased borrowing costs.

           "Asset Management results in the third quarter 2005, before the effect of FIN46R and FAS 133, increased 26.2 percent compared to third quarter 2004, primarily the result of partnership income.

           "In addition to the progress we are making in our businesses, we have taken further steps to enhance our financial controls, disclosure and corporate governance processes. The AIG Board of Directors has adopted majority voting and mandatory retirement age guidelines and Michael H. Sutton, former Chief Accountant of the United States Securities and Exchange Commission, was elected a Director and is now serving on the Audit Committee of the Board. These recent actions are a continuation of our commitment to implement best practices in these areas."

                                      # # #

         ADDITIONAL SUPPLEMENTARY FINANCIAL DATA IS AVAILABLE IN THE INVESTOR INFORMATION SECTION OF WWW.AIGCORPORATE.COM.

         A conference call for the investment community will be held tomorrow, Tuesday, November 15, 2005 at 8:30 a.m. EST. The call will be broadcast live on the Internet at www.aigwebcast.com. A replay will be archived at the same URL through Wednesday, November 23, 2005.

                                      # # #

         This press release contains forward-looking statements. Please refer to the AIG Quarterly Report on Form 10-Q for the period ended September 30, 2005 and AIG's past and future filings with and reports to the Securities and Exchange Commission for a description of the business environment in which AIG operates and the important factors that may affect its business. AIG is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

                                      # # #

         American International Group, Inc. (AIG), world leaders in insurance and financial services, is the leading international insurance organization with operations in more than 130 countries and jurisdictions. AIG companies serve commercial, institutional and individual customers through the most extensive worldwide property-casualty and life insurance networks of any insurer. In addition, AIG companies are leading providers of retirement services, financial services and asset management around the world. AIG's common stock is listed in the U.S. on the New York Stock Exchange and ArcaEx, as well as the stock exchanges in London, Paris, Switzerland and Tokyo.

                                      # # #

COMMENT ON REGULATION G

         This press release, including the financial highlights, includes certain non-GAAP financial measures. The reconciliations of such measures to the most comparable GAAP figures in accordance with Regulation G are included within the relevant tables or in the Third Quarter 2005 Supplementary Financial Data available in the Investor Information section of AIG's corporate website, www.aigcorporate.com.

         Throughout this press release, AIG presents its operations in the way it believes will be most meaningful and useful, as well as most transparent, to the investing public and others who use AIG's financial information in evaluating the performance of AIG. That presentation includes the use of certain non-GAAP measures. In addition to the GAAP presentations, in some cases, revenues, net income, operating income and related rates of performance are shown exclusive of realized capital gains (losses), cumulative effect of an accounting change in 2004, the effect of FIN46R, the effect of FAS 133 and the effect of the catastrophe related losses.

         Although the investment of premiums to generate investment income (or loss) and realized capital gains or losses is an integral part of both life and general insurance operations, the determination to realize capital gains or losses is independent of the insurance underwriting process. Moreover, under applicable GAAP accounting requirements, losses can be recorded as the result of other than temporary declines in value without actual realization. In sum, investment income and realized capital gains or losses for any particular period are not indicative of business performance for such period.

         AIG believes that a major part of the discipline of a successful general insurance company is to produce an underwriting profit, and it evaluates the performance of and manages its operations on that basis. Providing only a GAAP presentation of net income and operating income makes it much more difficult for users of AIG's financial information to evaluate AIG's success or failure in its basic business, that of insurance underwriting, and may, in AIG's opinion, lead to incorrect or misleading assumptions and conclusions. The equity analysts who follow AIG exclude the realized capital transactions in their analyses for the same reason, and consistently request that AIG provide the non-GAAP information.

         Life and retirement services production (premiums, deposits and other considerations), gross premiums written, net premiums written and combined ratios are presented in accordance with accounting principles prescribed or permitted by insurance regulatory authorities because these are standard measures of performance used in the insurance industry and thus allow for more meaningful comparisons with AIG's insurance competitors.

AMERICAN INTERNATIONAL GROUP, INC.
FINANCIAL HIGHLIGHTS*
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)



                                     THREE MONTHS ENDED SEPTEMBER 30,                NINE MONTHS ENDED SEPTEMBER 30,

                                      2005       2004(a)                              2005        2004(a)
                                               (RESTATED)      CHANGE                           (RESTATED)    CHANGE


GENERAL INSURANCE OPERATIONS:
  Net Premiums Written              $10,307     $10,292           0.1%              $31,740       $30,534       3.9%
  Net Premiums Earned                10,130       9,886           2.5                30,502        28,356       7.6
  Underwriting Profit (Loss)         (1,212)       (121)            -                    77           953     (91.9)
  Net Investment Income                 980         743          31.9%                3,067         2,361      29.9
  Income before Realized
   Capital Gains (Losses)              (232)        622             -                 3,144         3,314      (5.1)
  Realized Capital Gains (Losses)       106         (13)            -                   337           176         -
  OPERATING INCOME (LOSS)           $  (126)    $   609             -               $ 3,481       $ 3,490      (0.3)%

  Loss Ratio                          88.49       80.53                               76.60         76.01
  Expense Ratio                       23.75       20.78                               22.53         20.61
  Combined Ratio                     112.24      101.31                               99.13         96.62
  Combined Ratio excluding
   Catastrophe Related Losses         91.61       93.87                               92.28         94.02

LIFE INSURANCE & RETIREMENT
 SERVICES OPERATIONS:
  GAAP Premiums                     $ 7,114     $ 7,351          (3.2)%             $21,968       $21,062       4.3%
  Net Investment Income               4,649       3,758          23.7                13,129        11,202      17.2
  Pricing Net Investment
   Gains(b)                              88          31         183.9                   269           176      52.8
  Income before Realized
   Capital Gains (Losses)             2,335       2,068          12.9                 7,057         6,152      14.7
  Realized Capital Gains
   (Losses)(b)                         (210)       (441)            -                  (358)         (459)        -
  OPERATING INCOME                    2,125       1,627          30.6                 6,699         5,693      17.7

FINANCIAL SERVICES OPERATIONS:
  Operating Income excluding
   FAS 133                              601         620          (3.1)                1,744         1,678       3.9
  FAS 133(c)                           (369)        785             -                 1,691           699     141.9
  OPERATING INCOME                      232       1,405         (83.5)                3,435         2,377      44.5

ASSET MANAGEMENT OPERATING INCOME:
  Operating Income excluding
   FIN46R and FAS 133                   448        355           26.2                 1,341         1,114      20.4
  FIN46R(d)                              77        115          (33.0)                  189           147      28.6
  FAS 133(c)                             18         90          (80.0)                  127           241     (47.3)
  OPERATING INCOME                      543        560           (3.0)                1,657         1,502      10.3

Other Realized Capital Gains (Losses)    95        340              -                   (32)           19         -
Other Income (Deductions) - net        (392)      (450)             -                  (329)         (495)        -
INCOME BEFORE INCOME TAXES,
 MINORITY INTEREST AND
 CUMULATIVE EFFECT OF AN
 ACCOUNTING CHANGE                    2,477      4,091          (39.5)               14,911        12,586      18.5
Income Taxes                            706      1,264              -                 4,559         3,835         -
INCOME BEFORE MINORITY INTEREST
 AND CUMULATIVE EFFECT OF AN
 ACCOUNTING CHANGE                    1,771      2,827          (37.4)               10,352         8,751      18.3
Minority Interest, after-tax:
 Income before Realized
  Capital Gains (Losses)                (48)      (140)             -                  (313)         (309)        -
 Realized Capital Gains (Losses)         (6)        (2)             -                   (16)           (8)        -
INCOME BEFORE CUMULATIVE EFFECT OF
 AN ACCOUNTING CHANGE                 1,717      2,685          (36.1)               10,023         8,434      18.8
Cumulative Effect of an Accounting
 Change, net of tax(e)                    -          -              -                     -          (144)        -
NET INCOME                          $ 1,717    $ 2,685          (36.1)%             $10,023       $ 8,290      20.9%


FINANCIAL HIGHLIGHTS


                                       THREE MONTHS ENDED SEPTEMBER 30,          NINE MONTHS ENDED SEPTEMBER 30,

                                       2005        2004(a)                      2005        2004 (a)
                                                 (RESTATED)       CHANGE                   (RESTATED)      CHANGE




NET INCOME                           $1,717        $2,685         (36.1)%       $10,023      $8,290         20.9%
REALIZED CAPITAL GAINS (LOSSES),
 INCLUDING PRICING GAINS
 (LOSSES), NET OF TAX                    54           (45)            -             132         (49)           -
FAS 133 GAINS (LOSSES),
 EXCLUDING REALIZED CAPITAL
 GAINS (LOSSES), NET OF TAX            (134)          390             -           1,599         617            -
CUMULATIVE EFFECT OF AN
 ACCOUNTING CHANGE, NET OF TAX(e)         -             -             -               -        (144)           -
ADJUSTED NET INCOME(f)                1,797         2,340         (23.2)%         8,292       7,866          5.4%
EFFECT OF CATASTROPHE RELATED
 LOSSES, NET OF TAX INCLUDED
  IN RESULTS                         $1,569        $  512             -         $ 1,569      $  512            -

PER SHARE - DILUTED(g):
NET INCOME                           $ 0.65        $ 1.02         (36.3)%       $  3.82      $ 3.14         21.7%
REALIZED CAPITAL GAINS (LOSSES),
 INCLUDING PRICING GAINS
  (LOSSES), NET OF TAX                 0.02         (0.01)            -            0.05       (0.01)           -
FAS 133 GAINS (LOSSES), EXCLUDING
 REALIZED CAPITAL GAINS
  (LOSSES), NET OF TAX                (0.05)         0.14             -            0.61        0.23            -
CUMULATIVE EFFECT OF AN
 ACCOUNTING CHANGE, NET OF TAX(e)         -             -             -               -       (0.06)           -
ADJUSTED NET INCOME(f)                 0.68          0.89         (23.6)%          3.16        2.98          6.0%
EFFECT OF CATASTROPHE RELATED
 LOSSES, NET OF TAX INCLUDED
  IN RESULTS                         $ 0.60        $ 0.19             -         $  0.60      $ 0.19            -

AVERAGE DILUTED COMMON
 SHARES OUTSTANDING(g)                2,624         2,638                         2,624       2,639



 *    Including reconciliation in accordance with Regulation G.

(a) Certain accounts have been reclassified in 2004 to conform to the 2005 presentation.

(b) For purposes of this presentation, pricing net investment gains are segregated out of total realized capital gains (losses). They represent certain amounts of realized capital gains where gains are an inherent element in pricing certain life products in some foreign countries.

(c) Includes the unrealized gain (loss) attributable to the effect of hedging activities that do not qualify for hedge accounting treatment under FAS 133 "Accounting for Derivative Instruments and Hedging Activities", including the related foreign exchange gains and losses.

(d) Includes the results of certain AIG managed private equity and real estate funds that are consolidated effective December 31, 2003 pursuant to FIN46R, "Consolidation of Variable Interest Entities".

(e) Represents the cumulative effect of an accounting change, net of tax, related to SOP 03-1 "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts".

(f) Adjusted net income excludes realized capital gains (losses) which includes pricing net investment gains, cumulative effect of an accounting change and FAS 133 "Accounting for Derivative Instruments and Hedging Activities", net of tax.

(g) Assumes conversion of contingently convertible bonds due to the adoption of EITF Issue No. 04-8 "Accounting Issues Related to Certain Features of Contingently Convertible Debt and the Effect on Diluted Earnings per Share" of $3 million and $8 million, net of tax, for the third quarter and nine months 2005, respectively, compared to $2 million and $8 million, net of tax, for the third quarter and nine months 2004, respectively.